Exhibit 99.1

Commerce Union Bancshares, Inc. Selects Core Processor

Expects Cost Savings Next Year On New Platform

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 8, 2015--Commerce Union Bancshares, Inc. (NASDAQ: CUBN) announced today that it selected Fiserv, Inc. as its core processor for the merged banks. The Company expects to convert its operations to the new processor in the fourth quarter of 2015.

“We selected Fiserv as our core processor for our merged banks and expect to transition to the new system in the fourth quarter of this year,” stated DeVan Ard, President of Commerce Union Bancshares, Inc. “We expect our conversion to a single processor to result in significant cost savings next year since our merged banks will be consolidated on one platform that will provide core processing, mobile and online banking support.

“We currently use two different core processors to manage our bank’s operations, but have provided our customers with a seamless interface in our branches since our merger was completed April 1, 2015. Our merger team has worked hard to provide our customers with the convenience of banking across our system while we identified the best solution for our combined banks going forward.

“We expect our transition to a single core processor will enhance our delivery of banking services, including in-branch transactions and for mobile and online banking. During the transition period, we will incur the costs of operating on two core systems through the fourth quarter of this year, but expect our fiscal 2016 results to reflect a significant reduction in processing costs after switching to a single processor,” concluded Ard.

About Commerce Union Bancshares, Inc. and Commerce Union Bank

Commerce Union Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers located in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee. Commerce Union Bancshares’ stock is traded on The Nasdaq Stock Market under the symbol “CUBN.” For additional information, locations and hours of operation, please visit www.commerceunionbank.com.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshares’ plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

CONTACT:
Commerce Union Bank
DeVan Ard, 615-221-2020
President and Chief Executive Officer
or
Commerce Union Bancshares, Inc.
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer